UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 8, 2011
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     Offering of 2021 Notes
     On February 10, 2011, The GEO Group, Inc. (“GEO”) completed the previously announced issuance of $300.0 million in aggregate principal amount of ten-year, 6 5/8% senior unsecured notes due 2021 (the “2021 Notes”) in a private offering under an Indenture dated as of February 10, 2011 (the “2021 Indenture”) among GEO, certain of its domestic subsidiaries, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee. The 2021 Notes were offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulations S under the Securities Act. The 2021 Notes were issued at a coupon rate and yield to maturity of 6.625%. Interest on the 2021 Notes will accrue at the rate of 6.625% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2011. The 2021 Notes mature on February 15, 2021.
     Up to 35% of the aggregate principal amount of the 2021 Notes may be redeemed before February 15, 2014 with the net cash proceeds from certain equity offerings at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest (including liquidated damages, if any, owing under the Registration Rights Agreement referred to below (“Liquidated Damages”)) to the redemption date. In addition, GEO may, at its option, redeem the 2021 Notes in whole or in part prior to February 15, 2016 at a redemption price equal to 100% of the principal amount of the 2021 Notes being redeemed plus a “make whole” premium, together with accrued and unpaid interest (including Liquidated Damages, if any) to the redemption date.
     On or after February 15, 2016, GEO may, at its option, redeem the 2021 Notes in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Liquidated Damages, if any), on the 2021 Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2016	103.3125%
2017	102.2083%
2018	101.1042%
2019 and thereafter	100.0000%
     If there is a “change of control” (as defined in the 2021 Indenture), holders of the 2021 Notes will have the right to cause GEO to repurchase their 2021 Notes at a price equal to 101% of the principal amount of the 2021 Notes repurchased plus accrued and unpaid interest (including Liquidated Damages, if any) to the purchase date.
     The 2021 Notes and the guarantees are unsecured, unsubordinated obligations of GEO and the Guarantors. The 2021 Notes rank equally in right of payment with any unsecured, unsubordinated indebtedness of GEO and the Guarantors, including GEO’s 7 3/4% senior notes, senior in right of payment to any future indebtedness of GEO and the Guarantors that is expressly subordinated to the 2021 Notes and the guarantees, effectively junior to any secured indebtedness of GEO and the Guarantors, including indebtedness under GEO’s senior credit facility, to the extent of the value of the assets securing such indebtedness, and structurally junior to all obligations of GEO’s subsidiaries that are not Guarantors.
     The 2021 Indenture contains covenants which, among other things, limit the ability of GEO and its “restricted subsidiaries” (as defined in the 2021 Indenture) to incur additional indebtedness or issue preferred stock, make dividend payments or other restricted payments, create liens, sell assets, enter into transactions with affiliates, and enter into mergers, consolidations or sales of substantially all of their assets. These covenants are subject to a number of limitations and exceptions as set forth in the 2021 Indenture.

     The 2021 Indenture also contains events of default with respect to, among other things, the following: failure by GEO to pay interest (including Liquidated Damages, if any) on the 2021 Notes when due, which failure continues for 30 days; failure by GEO to pay the principal of, or premium, if any, on, the 2021 Notes when due; failure by GEO or any of its restricted subsidiaries to comply with their obligations to offer to repurchase the 2021 Notes at the option of the holders of the 2021 Notes upon a change of control, to offer to redeem notes under certain circumstances in connection with asset sales with “excess proceeds” (as defined in the 2021 Indenture) in excess of $25 million or to observe certain restrictions on mergers, consolidations and sales of substantially all of their assets; the failure by GEO or any Guarantor to comply with any of the other agreements in the 2021 Indenture, which failure continues for 60 days after notice; and certain events of bankruptcy or insolvency of GEO or a restricted subsidiary that is a significant subsidiary or any group of restricted subsidiaries that together would constitute a significant subsidiary.
     Under the terms of a Registration Rights Agreement dated as of February 10, 2011, GEO has agreed to register under the Securities Act notes having terms identical in all material respects to the 2021 Notes (the “Exchange Notes”) and to make an offer to exchange the Exchange Notes for the 2021 Notes. Pursuant to the terms of the Registration Rights Agreement, GEO has agreed to use its best efforts to file and have declared effective a registration statement with respect to an offer to exchange the Exchange Notes for the 2021 Notes on or prior to 180 days after the closing of the offering of the 2021 Notes. If GEO fails to satisfy certain filing and other obligations with respect to the exchange, GEO will be obligated to pay additional interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, until GEO’s registration obligations are fulfilled, up to a maximum of 1.00% per annum.
     The foregoing is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith as Exhibit 4.1, and the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1. A copy of the press release announcing the issuance of the 2021 Notes is filed herewith as Exhibit 99.1.
     GEO used the net proceeds from its offering of the 2021 Notes together with borrowings of $150.0 million under GEO’s senior credit facility to finance its previously announced acquisition of B.I. Incorporated discussed below. Any remaining net proceeds from the offering of the 2021 Notes may be used to repay amounts outstanding under GEO’s revolving credit facility.
     Credit Agreement Amendment
     On February 8, 2011, GEO entered into Amendment No. 1, dated as of February 8, 2011, to the Credit Agreement dated as of August 4, 2010, by and among GEO, the Guarantors party thereto, the lenders party thereto and BNP Paribas, as administrative agent, (“Amendment No. 1”). Amendment No. 1, among other things amended certain definitions and covenants relating to the total leverage ratios and the senior secured leverage ratios set forth in the Credit Agreement.
     Effective February 10, 2011, the revolving credit commitments under the credit facility were increased by an aggregate principal amount equal to $100 million, resulting in an aggregate of $500 million of revolving credit commitments. Also effective February 10, 2011, GEO obtained an additional $150 million of term loans under the credit facility, specifically under a new $150 million incremental Term Loan A-2, initially bearing interest at LIBOR plus 2.75%. Following the execution of Amendment No. 1 and GEO’s obtaining the additional $150 million incremental Term Loan A-2, GEO’s senior credit facility is comprised of: a $150 million Term Loan A maturing August 4, 2015; a $150 million Term Loan A-2 maturing August 4, 2015; a $200 million Term Loan B maturing August 4, 2016; and a $500 million Revolving Credit Facility maturing August 4, 2015. GEO used the funds from the new $150 million incremental Term Loan A-2 along with the net cash proceeds from the offering of the 2021 Notes to finance the acquisition of B.I. Incorporated discussed below. GEO continues to have the ability to increase its senior credit facility by an additional $250 million, subject to lender demand and satisfying the borrowing conditions thereunder.

     Following the execution of Amendment No. 1, GEO may not exceed the following total leverage ratios, as computed at the end of each fiscal quarter for the immediately preceding four quarter-period:

Total Leverage Ratio-
Period	Maximum Ratio
Through and including the last day of fiscal year 2011	5.25 to 1.00

First day of fiscal year 2012 through and including the last day of fiscal year 2012	5.00 to 1.00

First day of fiscal year 2013 through and including the last day of fiscal year 2013	4.75 to 1.00

Thereafter	4.25 to 1.00
     Following the execution of Amendment No. 1, GEO may not exceed the following senior secured leverage ratios, as computed at the end of each fiscal quarter for the immediately preceding four quarter-period:

Senior Secured
Leverage Ratio-
Period	Maximum Ratio
Through and including the last day of the second quarter of fiscal year 2012	3.25 to 1.00

First day of the third quarter of fiscal year 2012 through and including the last day of the second quarter of fiscal year 2013	3.00 to 1.00

Thereafter	2.75 to 1.00
     The foregoing summary is qualified in its entirety by reference to Amendment No. 1, a copy of which will be filed with a subsequently filed periodic report on Form 10-K or Form 10-Q. A copy of the press release announcing the amendment of the senior credit facility is filed herewith as Exhibit 99.2.

Section 2 — Financial Information
     Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 10, 2011, GEO completed its previously announced acquisition of B.I. Incorporated (“BI”), a Colorado corporation, pursuant to an Agreement and Plan of Merger, dated as of December 21, 2010 (the “Merger Agreement”), with BII Holding Corporation, a Delaware corporation (“BII Holding”) which owns BI, GEO Acquisition IV, Inc., a Delaware corporation and wholly-owned subsidiary of GEO (“Merger Sub”), BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P. Under the terms of the Merger Agreement, Merger Sub merged with and into BII Holding (the “Merger”), with BII Holding emerging as the surviving corporation of the merger.
     As a result of the Merger, GEO paid merger consideration of $415.0 million in cash excluding transaction related expenses and subject to certain adjustments. Under the Merger Agreement, $12.5 million of the merger consideration was placed in an escrow account for a one-year period to satisfy any applicable indemnification claims pursuant to the terms of the Merger Agreement by GEO, the Merger Sub or its affiliates.
     As discussed above, GEO financed the cash consideration through net proceeds from its offering of 2021 Notes together with borrowings of $150.0 million under GEO’s senior credit facility. Any remaining net proceeds from the offering of the 2021 Notes may be used to repay amounts outstanding under GEO’s revolving credit facility.
     The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to GEO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2010 and is incorporated herein by reference.
     A copy of GEO’s press release dated February 11, 2011 announcing the completion of the acquisition of B.I. is attached hereto as Exhibit 99.3.
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 under the caption “Offering of 2021 Notes” and “Credit Agreement Amendment” is incorporated by reference.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of February 10, 2011, by and among GEO, the Guarantors party thereto, and Wells Fargo Bank, National Association as Trustee relating to the 6 5/8% Senior Notes due 2021.
10.1
Registration Rights Agreement, dated as of February 10, 2011, by and among GEO, the Guarantors party thereto, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. as representatives of the Initial Purchasers.

99.1	Press release, dated February 11, 2011, relating to the issuance of the 2021 Notes.
99.2	Press release, dated February 11, 2011, relating to the amendment of the senior credit facility.
99.3	Press release, dated February 11, 2011, relating to the completion of the acquisition of B.I. Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
February 16, 2011	/s/ Brian R. Evans
Date	Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of February 10, 2011, by and among GEO, the Guarantors party thereto, and Wells Fargo Bank, National Association as Trustee relating to the 6 5/8% Senior Notes due 2021.
10.1
Registration Rights Agreement, dated as of February 10, 2011, by and among GEO, the Guarantors party thereto, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. as representatives of the Initial Purchasers.

99.1	Press release, dated February 11, 2011, relating to the issuance of the 2021 Notes.
99.2	Press release, dated February 11, 2011, relating to the amendment of the senior credit facility.
99.3	Press release, dated February 11, 2011, relating to the completion of the acquisition of B.I. Incorporated.